                                                                     EXHIBIT 21

                    SUBSIDIARIES OF THE REGISTRANT /1/

                    DOMESTIC ENTITIES AS OF AUGUST 20, 1999

                                         State of           Date of
Subsidiaries                            Organization        Organization
------------                            ------------        ------------
Bardale Company                         Illinois            July 01, 1965
Burdence Corporation                    Rhode Island        September 26, 1969
Elsil Corporation                       Illinois            July 03, 1986
Evind Corporation                       Indiana             November 06, 1969
Merchants Parcel Delivery               Washington          April 05, 1909
Mexalb Corporation                      New Mexico          September 15, 1975
Moroc Corporation                       Missouri            October 16, 1972
Nubee, Inc.                             New York            December 09, 1943
Oasis Wholesale Supply Corporation      Louisiana           June 15, 1998
Parkprop, Inc.                          Kansas              March 07, 1989
Saskan Corporation                      Kansas              June 16, 1969
Socol Company, Inc.                     South Carolina      July 02, 1969
Solacal Company                         California          February 16, 1966
 Lacalos Corporation                    Nevada              January 29, 1986
Trailer Conditioners, Inc.              Delaware            March 22, 1982
United Parcel Service Co.               Delaware            January 22, 1953
United Parcel Service General Services
 Co.                                    Delaware            November 04, 1957
United Parcel Service Oasis Supply
 Corporation                            Delaware            September 09, 1997
UPICO Corporation                       Delaware            December 26, 1974
UPINSCO, INC.                           U.S. Virgin Islands December 01, 1994
UPS (Germany), Inc.                     Delaware            September 10, 1980
UPS Air Leasing, Inc.                   Delaware            October 12, 1989
 Avenair Corporation                    Nevada              November 14, 1994
 Nevair Corporation                     Nevada              November 10, 1994
UPS Aviation Services, Inc.             Delaware            February 07, 1989
UPS Aviation Technologies, Inc.         Oregon              March 09, 1982
UPS Business Communications Services,
 Inc.                                   Delaware            July 31, 1998
UPS Capital Corporation                 Delaware            May 28, 1998
 Glenlake Insurance Agency, Inc.        Delaware            July 29, 1998
 Glenlake Insurance Agency, Inc. of
  Kentucky                              Kentucky            December 10, 1998
UPS Customhouse Brokerage, Inc.         Delaware            April 01, 1985
UPS International General Services Co.  Delaware            August 12, 1988
UPS International, Inc.                 Delaware            July 05, 1988
 United Parcel Service Espana Ltd.      Delaware            December 04, 1992
 United Parcel Service Italia, S.R.L.   Delaware            January 11, 1993
 UPS International Forwarding, Inc.     Delaware            August 13, 1990
 UPS of Argentina, Inc.                 Delaware            March 17, 1992
 UPS of Brazil, Inc.                    Delaware            November 12, 1993
 UPS of China, Inc.                     Delaware            April 25, 1995
 UPS of Greece, Inc.                    Delaware            May 10, 1996
 UPS of Norway, Inc.                    Delaware            September 25, 1992
 UPS of Portugal, Inc.                  Delaware            June 30, 1992

--------

/1 /Subsidiaries of United Parcel Service of America, Inc. as of August 20,
   1999, to become subsidiaries of United Parcel Service, Inc. upon effectiveness of the merger.

                                          State of    Date of
Subsidiaries                             Organization Organization
------------                             ------------ ------------
UPS Internet Services, Inc.               Delaware    August 08, 1997
UPS Logistics Group, Inc.                 Delaware    May 24, 1996
 Diversified Trimodal, Inc.               Delaware    July 25, 1979
 Pax Logistics International, Ltd.        Delaware    March 18, 1998
 Roadnet Technologies, Inc.               Delaware    May 12, 1986
 SonicAir, Inc.                           Arizona     February 16, 1995
 UPS Professional Services, Inc.          Delaware    December 08, 1997
 UPS Truck Leasing, Inc.                  Delaware    September 11, 1991
 UPS Worldwide Logistics, Inc.            Delaware    December 18, 1992
  Worldwide Logistics--TriState
  A UPS Worldwide Logistics Company       Delaware    June 25, 1998
  Worldwide Logistics--Nevada, Inc.       Delaware    January 04, 1999
 Worldwide Dedicated Services, Inc.       Delaware    June 09, 1995
UPS Procurement Services Corporation      Delaware    September 09, 1997
UPS Properties, Inc.                      Delaware    May 09, 1990
 El Paso Distribution Center, Inc. (One)  Texas       September 17, 1990
 El Paso Distribution Center, Inc. (Two)  Texas       September 17, 1990
 Tri-State Distribution, Inc. (One)       Illinois    September 14, 1990
 Tri-State Distribution, Inc. (Two)       Illinois    September 14, 1990
 Tri-State Distribution, Inc. (Three)     Illinois    September 14, 1990
 Tri-State Distribution, Inc. (Four)      Illinois    September 14, 1990
 Tri-State Distribution, Inc. (Five)      Illinois    September 14, 1990
 Vista Distribution Center, Inc. (One)    Nevada      September 14, 1990
 Vista Distribution Center, Inc. (Two)    Nevada      September 14, 1990
 Vista Distribution Center, Inc. (Three)  Nevada      September 14, 1990
 Vista Distribution Center, Inc. (Four)   Nevada      September 14, 1990
 Vista Distribution Center, Inc. (Five)   Nevada      September 14, 1990
UPS Telecommunications, Inc.              Delaware    April 25, 1990
UPS Worldwide Forwarding, Inc.            Delaware    August 12, 1988
 BT Property Holdings, Inc.               Delaware    June 25, 1999
  BT Property, LLC                        Delaware    June 04, 1999
 United Parcel Service, Inc.              New York    June 27, 1930
  BT Realty Holdings, Inc.                Delaware    May 18, 1999
   BT Realty, Inc.                        Maryland    May 12, 1999
    BT-Newyo, LLC                         Delaware    June 11, 1999
     Condel, LLC                          Delaware    June 11, 1999
  C. C.& E. Holding, LLC                  Delaware    June 11, 1999
   C.C.& E. I, LLC                        Delaware    June 01, 1983
 United Parcel Service, Inc.              Ohio        March 19, 1934
  BT Realty Holdings II, Inc.             Delaware    May 18, 1999
   BT Realty II, Inc.                     Maryland    May 12, 1999
    BT-OH, LLC                            Delaware    June 04, 1999
Valacal Company                           California  July 07, 1966